1
MXF SFDOCS\88790 2 58794 0002 08/31/98
     Bennigan's Unit No. 0525
     Arcadia, CA


                                  SUBLEASE
                                  --------

     THIS SUBLEASE ("Sublease") is made and entered into as of September 1, 1998, by and between STEAK AND ALE OF CALIFORNIA, INC., a Nevada corporation (the "Sublessor"), and B.J.'S CHICAGO PIZZA & BREWERY, INC., a California corporation (the "Subtenant"), with respect to the following facts:

     RECITALS:

     A. Under a certain Lease Agreement dated as of June 17, 1987 (the "Lease"), a true, correct, complete and legible copy of which is attached hereto as Exhibit A, Sublessor leased from ARCADIA GATEWAY CENTRE ASSOCIATES, LTD., a California Limited Partnership ("Master Landlord"), certain improved commercial real estate commonly known as 400 East Huntington Avenue, Arcadia, California 91006-3748 (the "Premises"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

     B. Sublessor desires to sublease the Premises to Subtenant and to sell to Subtenant its leasehold interest (in the form of a sublease), property improvements (which are not considered part of the leasehold), furniture fixtures and equipment (collectively, "FF&E") and the Type 47 alcoholic beverage license (the "LIQUOR LICENSE") relating to the Premises, and Subtenant desires to sublease the Premises from Sublessor and to purchase from Sublessor its leasehold interest (in the form of a sublease), FF&E and Liquor License relating to the Premises, upon the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the preceding Recitals, which are intended by the parties to constitute a portion of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. SUBLEASE GRANT. Effective as of the "Commencement Date" (as defined in Paragraph 4. below), Sublessor does hereby sublease the entire Premises to Subtenant, and Subtenant does hereby sublease the Premises from Sublessor, for the "Term" (as defined below in Paragraph 3) and upon the conditions hereinafter set forth.

2. ESCROW. Not later than 10 days after the date of this Sublease, the parties shall open an escrow with Commerce Escrow in Los Angeles, California (the "ESCROW COMPANY") to facilitate the consummation of the Liquor License transfer to Subtenant. Both parties shall cooperate in good faith to execute and deliver to Escrow Company escrow instructions consistent with this Sublease. Concurrently with the opening of the escrow with the Escrow Company, Subtenant shall remit to Escrow Company the sum of $12,000 (the "Purchase Price") to be applied against the "Purchase Price" (as hereinafter defined). Each party shall bear one-half of the cost of the escrow. Not later than five (5) days following (i) the approval of the California Alcohol Beverage Commission (the "ABC") of the transfer of the Liquor License to Subtenant, and (ii) the issuance by the California Employment Development Department of a clean certificate showing no amounts due by Sublessor, (iii) the issuance by the California Board of Equalization of a clean certificate showing no amounts due by Sublessor, Escrow Company shall transfer the Liquor License to Subtenant and remit the Purchase Price (less Sublessor's share of Escrow Company's expenses) to Sublessor.

3. TERM AND POSSESSION. The term of this Sublease (the "TERM") will commence on the "Commencement Date", and shall end on the date June 30, 2008 ("EXPIRATION DATE"), or on such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of the Lease, this Sublease or pursuant to applicable law. Nothing contained herein shall obligate Sublessor to exercise any Term renewal options granted in the Lease, and under no circumstances shall Sublessor have any liability whatsoever under the Lease or this Sublease for any extension of the Term based on the exercise of a renewal option by Subtenant. In the event Subtenant and Master Landlord agree that Subtenant may lease the Premises from and after the Expiration Date, then such renewal agreement shall be deemed to be a novation of the Lease with Subtenant as the tenant thereunder, and accordingly Sublessor shall have no further liability under the Lease. Subtenant assumes all responsibility and liability for the right to and terms of, the renewal option(s) and the exercise of such option(s).

4. COMMENCEMENT DATE. As used herein, the term "COMMENCEMENT DATE" shall mean the date on which each of the following shall have occurred: (I) the Master Landlord shall have approved this Sublease, the Subtenant and the Subtenant's financial statements in accordance with the terms and requirements of the Lease, (II) Subtenant shall have qualified for, at its own expense using all necessary due diligence, a building permit from the City of Arcadia, California, for the proposed renovations of the Premises (the "BUILDING PERMIT") in accordance with plans and specifications approved by both Master Landlord and Sublessor, and (III) Sublessor shall have tendered possession of the Premises to Subtenant. Subtenant shall immediately notify Sublessor when a Building Permit is ready to be issued to Subtenant for the Premises. If for any reason the Commencement Date has not occurred on or before the 60th day following the date of this Sublease, then, unless the parties have agreed in writing prior thereto to extend the term of this Sublease, this Sublease shall automatically terminate and be of no further force or effect, and all amounts held in escrow pursuant to the escrow established under paragraph 2 above and any documents deposited in escrow shall be returned to the party making such deposit(s).

a. Prior to the Commencement Date, Subtenant and its contractors, consultants and agents may visit the Premises by giving reasonable advance notice to and coordinating such visits with, Marguerite W. Brindock, the Director of Real Estate for Sublessor. Subtenant hereby holds harmless and indemnifies Sublessor from and against any and all claims, suits, actions and mechanic's lien claims arising out of or in any way related to the entry by Subtenant, its contractors , consultants or agents onto the Premises for any purpose prior to the Commencement Date.

b. On the Commencement Date, Subtenant shall wire transfer to Sublessor an amount equal to Sixty-Three Thousand Dollars ($63,000.00) in full payment for the FF&E, and upon receipt of such funds, Sublessor shall deliver to Subtenant a Bill of Sale for the FF&E in the form of Exhibit B attached hereto and incorporated herein by this reference.

c. Commencing on the Commencement Date and continuing at all times thereafter during the Term hereof, Subtenant shall pay to Sublessor all real estate taxes and assessments assessed against the Premises, all insurance charges, all common area costs relating to the Premises, and any other charges and costs payable by Subtenant under the terms of the Lease (collectively, the "EXPENSE PAYMENTS"). Such Expense Payments shall be made to Subtenant on the first day of the calendar month following the Commencement Date and shall continue on the first day of each month thereafter in arrears. If the Commencement Date of the Term begins or ends on a day other than the first or last day of a month, the Expense Payments (and Base Monthly Rent as provided below) for the partial month shall be prorated at the rate of one-thirtieth (l/30th) of the Base Monthly Rent for each day of such partial month. The current Expense Payments are approximately $34,612.00 per year.

d. As used herein, the term "ADDITIONAL RENT" shall collectively mean any payment obligation on the part of Subtenant to Sublessor, including without limitation the Percentage Rent and any other such payment denominated as "additional rent." All payments due hereunder to Sublessor herein reserved or payable shall be paid to Sublessor at 6500 International Parkway, Plano, Texas 75093, Attention: Lease Administrator, or at such other place as Sublessor may designate from time to time in writing, in lawful money of the United States of America.

e. Subtenant agrees to pay, as additional rent, all common area maintenance, utilities and all other common area charges payable under the Lease and when the same are due and payable. It is the expressed intention of Sublessor and the Subtenant that Sublessor shall not have to pay or incur any further amounts under the Lease and that Subtenant shall pay and perform all of Sublessor's obligations thereunder.

5. BASE MONTHLY RENT AND PERCENTAGE RENT. As used herein, the term "RENT COMMENCEMENT DATE" means the 91st day following the Commencement Date. On the Rent Commencement Date, "Base Monthly Rent" and "Percentage Rent" shall commence.

a. As used herein, "BASE MONTHLY RENT" means the following monthly and annual base monthly rent:

                      Monthly  Base  Rental                  Annual Base Rental
                      ---------------------                  ------------------

Rent  Commencement
Date  -  June  30, 2003     $9,950.00                              $119,400.00

July  1,  2003  -
June  30,  2008            $11,535.00                              $138,420.00

Accordingly, commencing on the first day of the calendar month which occurs after the Rent Commencement Date and continuing on the first day of each month thereafter, Subtenant shall pay to Sublessor, as base monthly rent, in advance, without deduction, setoff, abatement, notice, or demand, the sums shown above.

b. As used herein, "PERCENTAGE RENT" means the following for each calendar period, prorated on a monthly basis for any period of less than a full calendar year:

     Percentage  Rent
     ----------------

Commencement  Date
-June  30,  2003          3% in excess of $3,400,000.00 of "Gross Receipts" as
                          defined  in  the  Lease.

July  1,  2003
-June  30,  2008          3% in excess of $3,600,000.00 of "Gross Receipts" as
                          defined  in the  Lease.

On a calendar quarterly basis, the Subtenant shall pay Percentage Rent to Sublessor, as additional rent under this Sublease, in the amounts shown above measured from the Commencement Date for each quarter-annual period thereafter during the Term. The parties recognize that the formula for the payment of Percentage Rent hereunder differs from the formula contained in the Lease. The Percentage Rent shall be due and payable as provided in the Lease, except that the Percentage Rent shall be paid solely to Sublessor. In addition to the Master Landlord, Sublessor shall have all of the rights accorded to the Master Landlord under the Lease and Subtenant shall have all of the obligations of the Tenant thereunder, with respect to the Percentage Rent. In addition, the Subtenant shall deliver to Sublessor all of the statements and reports required to be maintained and provided by Sublessor under the Lease, and Subtenant hereby grants its irrevocable continuing permission to Sublessor to copy and deliver Subtenant's statements and reports to the Master Landlord.

6. PURCHASE OF PROPERTY IMPROVEMENTS AND FF&E. Subtenant hereby agrees to purchase from Sublessor all of the FF&E currently located on the Premises, except the following items:

     EXCLUDED FROM PURCHASE:

1.  All trademarked and proprietary items, including china.
2.  The point of sale system, including all hardware and software.
3.  Any liquor inventory.












a. The purchase of the Property Improvements shall occur on the Commencement Date. The purchase price shall be $63,000 for the FF&E. THE SALE OF SUCH FF&E SHALL BE MADE BY Sublessor to Subtenant ON AN "AS-IS, WHERE-IS" BASIS WITHOUT RECOURSE OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ALL SUCH WARRANTIES BEING EXPRESSLY EXCLUDED. On the Commencement Date, Sublessor shall deliver to Subtenant a bill of sale for the FF&E.

b. The Subtenant acknowledges that the elements remaining within the Premises from the standard Bennigan's artifact package must be used by the Subtenant in a manner so as to "de-identify" the Premises from the distinctive
Bennigan's  "look,"  "feel,"    "total  image"  and  "trade  dress."'

7. SALE OF ALCOHOLIC BEVERAGE LICENSE. Subject to the approval of the California Alcohol Beverage Control (the "ABC"), Subtenant hereby agrees to purchase from Sublessor the Type 47 Alcoholic beverage license for the
Premises (the "ALCOHOLIC BEVERAGE LICENSE") for a purchase price of $12,000.00. Upon the execution and delivery of this Sublease, both Sublessor and Subtenant agree to fully cooperate with each other and to promptly and diligently all steps respectively required to be taken to effectuate the transfer of the Liquor License, including the opening of an escrow with the Escrow Company

8. LEASE PROVISIONS. Subtenant acknowledges that it has reviewed the Lease and is familiar with the contents thereof, and that this Sublease is subordinate and subject to the Lease. As between Sublessor and Subtenant, Subtenant assumes and agrees to be primarily liable for the performance of all of the obligations (affirmative, negative, monetary and/or non-monetary) which are imposed upon Sublessor under the Lease, except to the extent that such obligations have been expressly modified by this Sublease; provided, however, that the obligation to pay Base Monthly Rent, Percentage Rent, additional rent, operating costs and other amounts payable to the Master Landlord under the Lease will be considered performed by the Subtenant to the extent and in the amount Base Monthly Rent, Percentage Rent, additional rent, operating costs and such other amounts payable under the Sublease are actually paid by Subtenant to Sublessor in good funds in accordance with Sections 3 and 4 of this Sublease.

a. Subtenant shall not commit or suffer any act or omission that will violate or breach any provision of the Lease. If the Lease gives Sublessor any right to terminate the Lease with respect to the Premises in the event of the partial or total damage, destruction, or condemnation of the Premises or the building in which the Premises are located, the exercise of such right shall not constitute a default or breach hereunder. In no event shall Sublessor be obligated to cure any default under the Lease caused by Subtenant; provided, however, that Sublessor shall have the right in its sole discretion, but not the obligation to effectuate any such cure without inquiring in to the validity of the Master Landlord's demand or claims. In the event Sublessor does so, then the amount so paid by Sublessor shall be due and payable by Subtenant on demand of Sublessor and shall bear interest at the Applicable Interest Rate" from the date expended by Sublessor until the date repaid in full by Subtenant. As used herein the term "APPLICABLE INTEREST RATE" means the rate per annum equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease, or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. The payment of interest at the Applicable Interest Rate shall be considered as Additional Rent hereunder.

9.          MAINTENANCE  AND  REPAIRS.

a. This Sublease is intended to be a "triple net" sublease; and , therefore, as between Sublessor and the Subtenant, the Subtenant assumes and agrees to perform, observe and comply with all of the obligations (affirmative, negative, monetary and/or non-monetary) which are imposed upon Sublessor under the Lease, except to the extent that such obligations have been expressly modified by this Sublease.

b. Unless otherwise required to be maintained by the Master Landlord, the Subtenant shall maintain in good order and operating condition and make all necessary repairs to all improvements, fixtures and equipment comprising the entire Premises, including the interior and exterior walls, the roof, the roof membrane, the foundation, all mechanical and electrical equipment, HVAC systems and equipment, and all other structural aspects of the Premises and the parking areas attached thereto. Subtenant agrees to keep in effect an HVAC maintenance contract during the entire Term which requires at least two inspections during each Lease Year. Subtenant agrees to deliver a copy of such maintenance contract upon request by Sublessor. THE SUBLEASE OF THE PREMISES IS BEING MADE BY SUBLESSOR TO SUBTENANT ON AN "AS-IS, WHERE-IS" BASIS WITHOUT RECOURSE OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ALL SUCH WARRANTIES BEING EXPRESSLY EXCLUDED. Sublessor shall have no responsibility to make any repairs, improvements or capital expenditures during the term of this Sublease. SUBTENANT HEREBY ASSUMES THE RESPONSIBILITY FOR COMPLIANCE OF THE PREMISES WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 (42 United States Code Sections 12101-12213).

c. To the actual knowledge of Sublessor, Sublessor has not received any notices from any governmental authority alleging any violation of any federal, state or local ordinance, law or regulation, which violation, if any, has not been fully cured.

d. Subtenant hereby assumes all continuing responsibility for repairs, maintenance and upkeep (structural and non-structural) whether now or in the future required by the Lease, any federal, state or local governmental ordinance, law or regulation (including, as examples, compliance with ADA or seismic retrofitting ordinances and regulations).

10. USE. The Premises will be used and occupied only for the operation and maintenance of a full service sit-down restaurant serving food and alcoholic beverages, all in accordance with applicable law and required governmental permits. Under no circumstances shall the Premises be used for any other purpose without the prior written consent of Sublessor (and Master Landlord if required by the Lease), which, in the case of Sublessor, may be given or withheld in its sole discretion.

11. ALTERATIONS. Subtenant shall not make any alteration improvement, trade dress, signage, decoration, or installation (which includes any removal or addition or partitions or walls, whether weight-bearing or not) (hereinafter collectively called "ALTERATIONS"), including Alterations required by federal, state or local governmental ordinances or regulations, in or to the Premises, without in each instance obtaining the prior written consent of the Master Landlord and Sublessor, which consent, in the case of Sublessor shall not be unreasonably withheld. If any Alterations are made without the Master Landlord's (when required) and Sublessor's prior written consent, the Master Landlord or Sublessor may remove the same, and may correct, repair and restore the Premises and any damage arising from such removal, and Subtenant shall be liable for all costs and expenses incurred by the Master Landlord or Sublessor in the performance of this work.

a. Subtenant may have any properly approved Alterations performed by contractors of Subtenant's own choice, at Subtenant's expense, provided that Subtenant shall have obtained written approval of the contractor by the Landlord and Sublessor, which approval will be based upon the contractor's being properly licensed and having adequate financial resources and experience (or providing suitable bonds). Subtenant agrees to indemnify and hold harmless Sublessor and the Master Landlord from any claims or demands arising from Alterations to the Premises.

b. IN NO EVENT SHALL SUBTENANT COMMENCE ANY CONSTRUCTION AFFECTING THE PREMISES UNLESS AND UNTIL IT HAS GIVEN MASTER LANDLORD AND SUBLESSOR NOT LESS THAN 5 DAYS PRIOR WRITTEN NOTICE AND POSTED A NOTICE OF NON-RESPONSIBILITY ON THE PREMISES AND TAKEN SUCH OTHER ACTION AS THE MASTER LANDLORD AND SUBLESSOR SHALL REASONABLY REQUEST TO PROTECT THEIR RESPECTIVE INTERESTS. THE FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN IMMEDIATE EVENT OF DEFAULT UNDER THIS SUBLEASE FOR WHICH THERE SHALL BE NO GRACE NOR CURE PERIOD.

c. The Master Landlord and Sublessor shall at all times during normal business hours have the right to inspect the work performed by any contractor selected by Subtenant. Upon termination or expiration of this Sublease, Subtenant shall, upon request of the Master Landlord or Sublessor, remove all or some of all or any portion of the Alterations, repair all damage resulting from such removal and restore the Premises to the condition as of the date possession was delivered to Subtenant. If Subtenant fails or refuses to remove such Alterations, or fails to correct, repair and restore the Premises, the Master Landlord or Sublessor may cause the same to be removed, and repairs and restoration to be made, in which event Subtenant shall reimburse to the party who caused the Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which the Master Landlord or Sublessor may suffer and sustain by reason of Subtenant's failure or refusal to remove the Alterations, and interest on all such sums at the Applicable Interest Rate from the date(s) paid until reimbursed in full by Subtenant.

d. Sublessor shall have no obligation to provide any Alterations or to contribute money to Alterations, redecorating or trade dress of, or signage for, the Premises.

e. Subtenant shall comply with all rules and regulations promulgated by the Master Landlord pursuant to the Lease and applicable to the Premises and/or the building and/or project in which the Premises are located.

f. In addition to any Alterations which Sublessor or Master Landlord requires Subtenant to remove, at the end of the Term or earlier termination of this Sublease, Subtenant shall remove all of its fixtures, furniture and equipment, other personal property, and all trade dress and signage, and shall repair all damage resulting from such removal or their tenancy of the Premises, and surrender the Premises in good condition (reasonable wear and tear excepted, but not waste). The obligations of the Subtenant as herein provided shall survive the termination of this Sublease.

12. ASSIGNMENT AND SUBLETTING. Under no circumstances shall Subtenant assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and Master Landlord if required by the Lease), which, in the case of Sublessor, may be given or withheld in its sole discretion. In connection with any assignment or sublet request, Subtenant shall pay to Sublessor the sum of $2,500 to cover Sublessor's expenses in reviewing such request, and Sublessor's reasonable attorney's fees in connection with such request, plus any charges and fees which the Master Landlord is permitted to charge Sublessor under the Lease. In addition, Subtenant shall pay to Master Landlord any fees and charges which Sublessor may be obligated to pay to Master Landlord in connection with any such assignment or sublet request.

13. WARRANTY BY SUBLESSOR. Sublessor warrants to Subtenant that (a) the Lease has not been amended or modified except as expressly set forth in this Sublease; (b) Sublessor is not now in default or breach of any of the provisions of the Lease; and (c) that Sublessor has no knowledge of any claim by Master Landlord that Sublessor is in default or breach of any of the provisions of the Lease. Subtenant has inspected the Premises and has satisfied itself as to the condition of the Premises. THIS SUBLEASE IS BEING MADE ON AN "AS-IS, WHERE-IS" BASIS WITH RESPECT TO THE CONDITION OF THE PREMISES, WITHOUT RECOURSE OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ALL SUCH WARRANTIES BEING EXPRESSLY EXCLUDED.

14. WARRANTY BY SUBTENANT. Subtenant hereby represents and warrants to Sublessor that (a) Subtenant has taken all steps necessary to duly authorize the execution, delivery and performance of the Sublease, (b) that the person(s) executing the Sublease on behalf of Subtenant have been duly authorized by Subtenant, and (c) Subtenant is a corporation duly formed and existing under the laws of the State of California and is currently in good standing.

15. BROKER PARTICIPATION. Sublessor and Subtenant warrant and represent that they have dealt with no real estate broker in connection with this Sublease other than Al Anz of The Anz Company and Ira Spilky & Associates, the broker for the Subtenant (the "BROKERS"), and that no other broker is entitled to a commission on account of this Sublease. The parties agree that on the Commencement Date, Sublessor shall pay $25,000.00 to The Anz company and
$25,000.00  to  Ira  Spilky  &  Associates.

16.          ENTRY.    Sublessor  reserves  the right to enter the Premises on
reasonable notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease.

17. INSURANCE. Prior to taking possession of the Premises, Subtenant shall procure and maintain such casualty and other forms of insurance as are required by the Lease, and shall name Sublessor and the Master Landlord as an additional insureds or loss payee, as applicable, as their interests may appear, thereunder. In the event the Lease does not specify the quality or amount of the required insurance, then such insurance shall be issued by insurance carrier's having a Best's rating reasonably acceptable to Sublessor and Master Landlord, shall be in such amounts as Sublessor shall reasonably determine, and shall otherwise be in compliance with the Lease. All such insurance certificates shall have ACCORD 27 form endorsements and otherwise be in form and substance acceptable to Sublessor.

18.          DEFAULT.

a. The occurrence or existence of any of the following events shall constitute an Event of Default hereunder:

i. The occurrence or existence of a default or existence of a default or event of default under the Master Lease, and the expiration of any applicable cure or grace period; or

ii. The occurrence or existence of any breach of any payment or performance obligation by Subtenant hereunder.

iii. The revocation or suspension of Subtenant's Liquor License for any reason.

b. Upon an Event of Default hereunder, in addition to the remedies contained in the Master Lease, Sublessor shall have the following rights and remedies and any other rights and remedies accorded by applicable law. All such rights and remedies shall be cumulative and none exclusive.

i. Sublessor can continue this Sublease in full force and effect, and the Sublease will continue in effect as long as Sublessor does not terminate Subtenant's right to possession, and Sublessor shall have the right to collect rent when due. During the period Subtenant is in default, Sublessor can enter the Premises and relet them, or any part of them, to third parties for Subtenant' account. Subtenant shall be liable immediately to Sublessor for all costs Sublessor incurs in reletting the premises, including, without limitation, brokers' commissions, expenses of removing Subtenant's fixtures, trade fixtures, trade dress, signage and equipment, remodeling the Premises required by the reletting, and any other costs and fees paid or incurred by Sublessor as a result or arising from Subtenant's default. Reletting can be for a period shorter or longer than the remaining term of this Sublease. Subtenant shall pay to Sublessor the Base Monthly Rent, Percentage Rent, and any Additional Rent due under this Sublease on the dates such is due, less the rent Sublessor receives from any reletting. No act by Sublessor allowed by this paragraph shall terminate this Sublease unless Sublessor notifies Subtenant in writing that Sublessor elects to terminate this Sublease. After Subtenant's default and for as long as Sublessor does not terminate
Subtenant's right to possession of the Premises, if Subtenant obtains Sublessor's consent, Subtenant shall have the right to assign or sublet its interest in this Sublease, but Subtenant shall not be released from liability. Sublessor's consent to a proposed assignment or subletting shall not be unreasonably withheld, but only under this paragraph.

(1) If Sublessor elects to relet the Premises as provided in this paragraph, rent that Sublessor receives from reletting shall be applied to the payment of:

First, any indebtedness from Subtenant to Sublessor other than Base Monthly Rent, Percentage Rent, and any Additional Rent due from Subtenant;

Second, all costs, including for maintenance and repairs, and attorney's fees and expenses, court costs, and broker's fees, paid or incurred by Sublessor in reletting;

Third, Base Monthly Rent, Percentage Rent and Additional Rent due and unpaid under this Sublease. After deducting the payments referred to in this paragraph, any sum remaining from the Base Monthly Rent, Percentage Rent, and Additional Rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of future Base Monthly Rent, Percentage Rent, and Additional Rent as Base Monthly Rent, Percentage Rent and Additional Rent become due under this Sublease. In no event shall Subtenant be entitled to any excess rent received by Sublessor. If, on the date Base Monthly Rent, Percentage Rent and Additional Rent are due under this Sublease, the Base Monthly Rent, Percentage Rent and Additional Rent received from the reletting is less than the Base Monthly Rent, Percentage Rent and Additional Rent due on that date, Subtenant shall pay to Sublessor, in addition to the remaining Base Monthly Rent, Percentage Rent and Additional Rent due, all costs, including for maintenance and repair, Sublessor incurred in reletting that remain after applying the Base Monthly Rent, Percentage Rent and Additional Rent received from the reletting as provided in this paragraph.

ii. Sublessor can terminate Subtenant's right to possession of the Premises at any time. No act by Sublessor other than giving notice in writing to Subtenant shall terminate this Sublease. Acts of maintenance, and efforts to relet the Premises shall not constitute a termination of Subtenant's right to possession. On termination, Sublessor has the right to recover from
Subtenant:

(1) The worth, at the time of the award, of the unpaid Base Monthly Rent, Percentage Rent and Additional Rent that had been earned at the time of termination of this lease;

(2) The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent, Percentage Rent and Additional Rent that would have been earned after the date of termination of this Sublease until the time of award exceeds the amount of the loss of rent that Subtenant proves could have been reasonably avoided;

(3) The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent, Percentage Rent and Additional Rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Subtenant proves could have been reasonably avoided; and

(4) Any other amount, and court costs, necessary to compensate Sublessor for all detriment proximately caused by Subtenant's default.

"The worth, at the time of the award," as used in subparagraphs i and ii of this paragraph is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth, at the time of the award," as referred to in iii of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

iii. Notice of Election to Terminate. If Sublessor obtains possession of the Premises as a result of Subtenant's abandonment of same or by a decree from a court of competent jurisdiction, this shall not be construed as an election to terminate this Sublease unless Sublessor provides Subtenant with a written notice of this election.

iv. In the event Sublessor takes any actions to enforce an Event of Default under this Sublease, including the commencement of an unlawful detainer action, and Subtenant either is permitted to cure such Event of Default as a matter of law or Sublessor waives such Event of Default, Sublessor, may in its sole discretion, upon written notice to Subtenant, require that all rent thereafter payable under this Sublease be paid quarterly in advance.

v. Notwithstanding anything to the contrary contained herein, it is intended that, in the event of a breach or a default by Subtenant hereunder, Subtenant shall have all of the rights and remedies available under applicable law, including Section 1954 et seq. of the California Civil Code, as amended,
                             -- ---
and under the Master Lease and this Sublease. All such rights and remedies shall be cumulative, and none exclusive, to the extent permitted by applicable law.

19. ATTORNMENT. If the Lease terminates for any reason, Subtenant will, if requested by Master Landlord, recognize Master Landlord as Sublessor under this Sublease. However, Subtenant's obligation to attorn to Master Landlord will be conditioned on Subtenant's receipt of a nondisturbance agreement.

20. LATE CHARGE AND INTEREST. The late payment of any Base Monthly Rent or other payment due to Sublessor hereunder will cause Sublessor to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublessor has not received any installment of Base Monthly Rent or other payment within 5 days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the costs incurred by Sublessor. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at the Applicable interest Rate. Sublessor and Subtenant recognize that the damage Sublessor will suffer in the event of Subtenant's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublessor will suffer.

a. If a late charge becomes payable for any 2 installments of Base Monthly Rent or other charge payable hereunder within any 12 month period, then all Base Monthly Rent shall automatically become payable quarterly in advance.

b. In the event Sublessor pays or incurs any sums in order to pay or perform any obligation of Subtenant hereunder, then such amount shall bear interest at the Applicable Interest Rate until repaid in full.

c. The late charge payable hereunder shall be in addition to any other late charges payable by Sublessor to Master Landlord under the Lease. In the event Sublessor is required to pay a late charge to Master Landlord because of the late payment by Subtenant to Sublessor, Subtenant shall reimburse Sublessor therefor on demand.

21. WAIVERS. The failure of Sublessor to insist in any instance upon the strict keeping, observance or performance of any co-tenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of their obligations hereunder unless accepted by Sublessor in writing. The receipt and retention by Sublessor of rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a Subtenant, or as a release of Subtenant from the further keeping, observance or performance by Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublessor of rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

22. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, or heirs and personal representatives, as applicable.

23. NOTICES. Any and all communications delivered hereunder shall be sent by first-class mail, or commercial overnight express carrier (e.g. Federal Express, DHL, etc): if to Sublessor, at 6500 International Parkway, Plano, Texas 75093 (Attention: Vice President - Real Estate, with a copy to the General Counsel); and if to Subtenant at BJ's Chicago Pizza & Brewery, Inc., 26131 Marguerite Parkway, Suite A, Mission Viejo, CA 92692 (Attention: Paul Motenko) or to such other address and attention as Sublessor or Subtenant shall notify the other in writing. A copy of all such notices shall also be sent to Martin M. Fleisher, Esq., Jeffer, Mangels, Butler & Marmaro LLP, One Sansome Street, 12th Floor, San Francisco, California 94104.

24. ENTIRE AGREEMENT. This Sublease contains all of the covenants, agreements, term, provisions, conditions, warranties and understandings relating to the leasing of the Premises and Sublessor's obligations in connection therewith, and neither Sublessor nor any agent or representative of Sublessor has made or is making, and Subtenant in executing and delivering this Sublease are not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties.

25. ATTORNEYS' FEES. If Sublessor or Subtenant or any Broker shall commence an action against any one or both of the others arising out of or in connection with this Sublease, including any bankruptcy proceeding, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees and court costs from the opposing party in such action.

26. INDEMNIFICATION. Subtenant shall and hereby does indemnify and hold the Master Landlord and Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including without limitation, reasonable attorneys' fees and expenses) asserted against, imposed upon or incurred by Sublessor or the Master Landlord by reason of (a) any violation by Subtenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Master Lease or this Sublease, (b)
any damage or injury to persons or Premises occurring upon or in connection with the use or occupancy of the Premises, except as a result of the gross negligence of the Master Landlord or Sublessor, or their respective agents, employees or invitees, and (c) the presence of any Hazardous Materials and Hazardous Substances unrelated to the operation of the Premises on, under, in or about the Premises, and the Costs associated with the clean-up of any such Materials and Substances, or (d) any violation of any Environmental Laws on, under, in, about, to or from the Premises. Sublessor has no actual knowledge of any Hazardous Materials or Substances under, in or about the Premises except for normal cooking and cleaning chemicals. As used herein, the following terms shall have the following meanings:

a.          "ENVIRONMENTAL  LAWS"  shall  mean the Comprehensive Environmental
             -------------------
Response, Compensation, and Liability Act of 1980, as amended by the Superfund
Amendments  and  Reauthorization Act of 1986, 42 USC   9601 et seq., the Solid
Waste  Disposal  Act, as amended by the Resource Conservation and Recovery Act of  1976,  as  amended by the Hazardous and Solid Waste Amendments of 1984, 42
USC   6901 et seq., The Federal Water Pollution Control Act, as amended by the
Federal  Clean  Water  Act of 1977, 33 USC   1251 et seq., the Toxic Substance
Control  Act  of  1976,  15  USC      2601 et seq., the Emergency Planning and
Community Right to Know Act of 1986, 42 USC   11001 et seq., the Clean Air Act
as  amended,  42  USC   7401 et seq., the National Environmental Policy Act of
1969, 42 USC   4321, the Rivers and Harbors Act of 1899, 33 USC   401 et seq.,
the  Endangered  Species  Act  of 1973, as amended, 29 USC   1531 et seq., the
Occupational  Health and Safety Act of 1970, as amended, 29 USC   651 et seq.,
the  Safe Drinking Water Act of 1974, as amended, 42 USC   300(f) et seq., the
California Environmental Quality Act, California Public Resources Code   21000
et  seq.,  California  Safe  Drinking  Water  and  Toxic  Enforcement  Act,
(Proposition  65)  California  Health  and  Safety  Code     25249.5-25249.12,
California  Clean  Air Act, California Health and Safety Code   39000 et seq.,
Porter-Cologne  Water  Quality  Control  Act, California Water Code   13000 et
seq.,  California Endangered Species Act, California Fish and Game Code   2050
et seq., California Hazardous Waste Control Laws, California Health and Safety
Code      25100 et seq., California Hazardous Substance Act, California Health
and  Safety  Code    28740 et seq., and all amendments, rules, regulations and
guidance  documents  promulgated or published thereunder.     In addition, the
term  "Environmental  Laws" also includes all future laws, rules, regulations, and  guidance  documents relating to public health, safety or the environment, including,  without  limitation,  1)  Releases  to air, water, groundwater, or land;  2)  withdrawal or use of groundwater; 3) the use, handling, or disposal of  polychlorinated  biphenyls  (PCB's), asbestos or urea formaldehyde; 4) the treatment, storage, disposal, or management of Hazardous Substances (including without  limitation,  petroleum,  its  derivatives,  by-products  or  other hydrocarbons),  and any other solid, liquid, or gaseous substance, exposure to which is prohibited, limited or regulated, or which may or could pose a hazard to  the  health  and  safety  of the occupants of the Premises or the Premises adjacent  to  or  surrounding  the Premises; and 5) the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substances, and any  regulation,  order,  injunction,  judgment, declaration, notice or demand issued  thereunder.

b.      "HAZARDOUS SUBSTANCE" shall have the meaning given to it under Section
         -------------------
101(14) of the Comprehensive Environmental Recovery Compensation & Liability Act, as amended, 42 U.S.C. 9601(14). It shall also include, but not be limited to, any substance: (i) the presence of which requires investigation or remediation under any federal, state, or local statute, action, policy or common law; or (ii) which is or becomes defined as a 'Hazardous Waste,' 'Hazardous Substance,' pollutant or contaminate under any federal, state or local statute, regulation, rule or ordinance or amendment thereto including without limitation the Resource Conservation & Recovery Act (42 U.S.C. 6901 et seq.); teratogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; or (iii) which contains, without limitation, gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, formaldehyde, foam insulation, or radon gas.

c.         "HAZARDOUS MATERIAL" shall mean any material which is listed in the
            ------------------
Department of Transportation Hazardous Materials Table, 49 CFR 172.101 or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, teratogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof.

d.          "COSTS"  shall  include,  but  is not limited to, attorneys' fees,
             -----
paralegal fees, court costs, consultants fees, expert witness fees, litigation expenses, third party claims for personal injury or real or personal property, damages, actions, administrative proceedings (including, without limitation, informal proceedings), judgments, damages, penalties, costs, expenses, liabilities of any kind or nature (including, without limitation, sums paid in settlements of claims or losses).

e.     "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting,
        -------
emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, unless permitted or authorized by a regulatory agency.

27. TIMELY PERFORMANCE. Time is of the essence of all of Subtenant's obligations and liabilities hereunder.

28. APPLICABLE LAW. This Sublease shall be governed by the internal laws and decisions of the State of California, without regard to its conflict of laws principles.

29.          COUNTERPARTS.    This  Sublease  may  be  executed in one or more
counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Sublease as of the date first above written.

     "Sublessor"

     STEAK  AND  ALE  OF  CALIFORNIA,  INC.,
          a  Nevada  corporation


     By:              ________________________________
     Name:    ________________________________
Title:        ________________________________


     "Subtenant"

     B.J.'S CHICAGO PIZZA & BREWERY, INC., a California corporation


     By:              ________________________________
     Name:    ________________________________
     Title:        ________________________________

MXF SFDOCS\88790 2 58794 0002 08/31/98
                                   EXHIBIT A
                                   ---------

     COPY  OF  LEASE
     ---------------

     [Attached]

     EXHIBIT  B
     ----------

     FORM  OF  BILL  OF  SALE
     ------------------------

     [ATTACHED]

MXF SFDOCS\88790 2 58794 0002 08/31/98
                                   EXHIBIT B
     BILL  OF  SALE
     --------------

     THIS BILL OF SALE is made as of September 1, 1998, by STEAK AND ALE OF CALIFORNIA, INC., a Nevada corporation ("Seller"), in favor of B.J.'S CHICAGO PIZZA & BREWERY, INC., a California corporation ("Buyer"). In consideration of the receipt of the sum of Sixty-Three Thousand Dollars ($63,000.00), Seller agrees as follows:

     Seller hereby sells, assigns and transfers to Buyer, all of Seller's right, title and interest in and to all of the property improvements (which are not considered part of the leasehold), furniture fixtures and equipment (collectively, the "FF&E") located as of the date hereof at certain premises commonly known as 400 East Huntington Avenue, Arcadia, California 91006-3748 (the "Premises"), excluding, however, Seller's interest in (i) all of "Bennigan's trademarked and proprietary items, including china, (ii) the point of sale system, including all hardware and software, and (iii) any liquor inventory.

THE SALE OF FF&E IS MADE BY SELLER TO BUYER ON AN "AS-IS, WHERE-IS" BASIS WITHOUT RECOURSE OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE  OR  OTHERWISE,  ALL  SUCH  WARRANTIES  BEING  EXPRESSLY  EXCLUDED.

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first shown above.

     STEAK  AND  ALE  OF  CALIFORNIA,  INC.,
          a  Nevada  corporation


     By:              ________________________________
     .Name:    ________________________________
Title:        ________________________________

ACCEPTED  AND  AGREED  TO  as  of  the  date  first  shown  above:

     "Subtenant"

     B.J.'S CHICAGO PIZZA & BREWERY, INC., a California corporation


     By:              ________________________________
     Name:    ________________________________
Title:        ________________________________